From: Craig Engler [mailto:cengler@cornellcapital.com]
Sent: Fri 12/29/2006 3:21 PM
To: HRegan@laidlawltd.com
Cc: Timothy Neher
Subject: Wherify Wireless

To Whom It May Concern:

This is to confirm Cornell Capital has extended the December 31st deadline for new financing until January 31, 2007.  Cornell agrees not to put Wherify Wireless in default until such time.  Furthermore, Cornell is willing to work with Wherify for a further extension until February 28th, 2007 but will do so only after January 31st.

Any questions, please feel free to contact me.  Happy New Year to all.

Regards, Craig

Craig K. Engler Managing Director

Cornell Capital Partners, LP
9171 Towne Centre Drive, Suite 465
San Diego, CA 92122
Office: (858) 552-1177 x11
Fax: (858) 546-8756
Mobile: (619) 985-5272
www.CornellCapital.com